UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, the Human Resources and Compensation Committee (the “HRCC”) of the Board of Directors (the “Board”) of Hope Bancorp, Inc. (“Bancorp”) recommended, and the Board approved, a long term incentive plan (the “2017 LTIP”). Senior management and key executive employees selected by the HRCC will be eligible to participate in the 2017 LTIP. For award grants in 2017, the HRCC has determined that the Chief Executive Officer, Senior Executive Vice Presidents, Executive Vice Presidents, and select Senior Vice Presidents and First Vice Presidents will be eligible to participate. Awards pursuant to the 2017 LTIP will be granted each year with three-year vesting cycles. Awards pursuant to the 2017 LTIP will consist of time-vesting restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”). The RSUs granted in 2017 pursuant to the 2017 LTIP will vest in substantially equal annual installments over the three-year vesting period. The PRSUs granted in 2017 pursuant to the 2017 LTIP will vest within a range of 0%, if the “threshold” goal is not met, 50% to 99% on a prorated basis, if the “threshold” goal is met but the “target” goal is not met, 100% to 149% on a prorated basis, if the “target” goal is met but the “stretch” goal is not met, and 150%, if the “stretch” goal is met or exceeded, based one-half on a goal with respect to earnings per share and one-half on a goal with respect to total stockholder return during the performance period of April 1, 2017 through December 31, 2019. RSUs and PRSUs are paid out in shares upon vesting. All awards pursuant to the 2017 LTIP will be granted under the 2016 Incentive Compensation Plan, which was adopted by the Board on February 25, 2016, and approved by the shareholders on July 14, 2016. The foregoing is a summary of the material terms of the 2017 LTIP and is qualified in its entirety by reference to the full text of the 2017 LTIP.

On June 26, 2017, the HRCC approved an award pursuant to the 2017 LTIP to President and Chief Executive Officer Kevin S. Kim. The award consists of: an RSU of 28,656 shares subject to vesting in three annual installments on June 26th 2018, 2019 and 2020; a PRSU of 14,328 target shares subject to vesting between 0% and 150% of the target shares based on an absolute increase in the cumulative quarterly earnings per share over an 11-quarter period; and a PRSU of 14,328 target shares subject to vesting between 0% and 150% of the target shares based on relative total stockholder return in relation to the KRX index over an 11-quarter period. For 2017, these awards satisfy the obligation pursuant to Mr. Kim’s Second Amended and Restated Employment Agreement, which provides that Mr. Kim shall receive annual grants of equity based incentive awards with aggregate grant date fair values equal to at least one hundred and twenty-five percent (125%) of Mr. Kim’s annual base salary in effect when the equity awards are granted. The foregoing is a summary of the material terms of the award to Mr. Kim and is qualified in its entirety by reference to the full text of the award agreements pursuant to which the grants were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: June 28, 2017	/s/ Douglas J. Goddard
Douglas J. Goddard
Executive Vice President and Chief Financial Officer